UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

New Colombia Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-51274	43-2033337
(Commission File Number)	(IRS Employer Identification No.)

Carrera 59, #94-138, Barranquilla- Atlántico, Colombia
(Address of principal executive offices) (Zip Code)

1-(410) 236-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2017, the Company's subsidiary in Colombia, Compania Minera San Jose Ltda., entered into a three-month coal purchase agreement with a third party for 3000 - 10,000 tonnes of thermal coal per month at a purchase price of $ 131,000 COP/tonne (~US$ 45) on a C.O.D agreement. The Company has sourced the coal from third party mines, first deliveries have been made and the Company has received payment from the Buyer. Deliveries to the port will commence the week of Arpil 17, 2017 at a rate of 500-1000 tonne/week.

On March 17, 2017, the Company’s subsidiary entity, Compania Minera San Jose Ltd entered into farm purchase agreement with a third party to acquire two farms for consideration of $125,000 with the land size of 24.7 hectares and 97.7 hectares. A deposit has been paid and closing is scheduled for April 17, 2017. The Company will assume liabilities against the properties. The properties in Guaduas, Cundinamarca are being purchased for the operation of their coal and gravel mine and are contiguous to their existing greenfield property.

On March 30, 2017, the Company formed a subsidiary in Florida, New Colombia Ventures, LLC. This subsidiary was formed to legally import and distribute in the U.S. and elsewhere medical marijuana products from another Company subsidiary in Colombia, Sannabis S.A.S. or others. New Colombia Ventures, LLC will become a distributor of Sannabis S.A.S. New Colombia Ventures, LLC is 51% owned by the Company, the remaining 49% is owned by others including the current Company President and a retired MLB All Star that will assist in marketing products. Marketing efforts have already begun.

On April 6, 2017, the Company formed a subsidiary in Colombia, Eco R Mining, S.A.S. This subsidiary is 51% owned by the Company and 49% owned by MSG Mining Corp. (“MSG”) of Somerset, KY, formed to develop MSG’s coal mining Concession Contract # JC3-15231 in the Republic of Colombia to extract coal and possibly produce a Coke product for international and local sales. The Company expects to be mining this concession by June 2017.

Item 8.01 Other Events.

The Company informs that an independent audit review is being performed by a registered PCAOB inspected auditing firm of their Form 10K annual report for Fiscal Year 2015.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COLOMBIA RESOURCES, INC.

Date: April 12, 2017

By: /s/ John Campo

John Campo, Chief Executive Officer